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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the inclusion in this registration statement on Amendment No. 2 to Form S-4 (File No. 333-17795) of our reports for Waterford Gaming, L.L.C. and Waterford Gaming Finance Corporation (the "Companies"), dated October 18, 1996 and December 12, 1996, respectively, on our audits of the balance sheets of the Companies. We also consent to the reference to our firm under the caption "Experts."


                                          COOPERS & LYBRAND L.L.P.


Hartford, Connecticut
April 28, 1997